UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Crossman Avenue

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 1999 Stock Option Plan

The board of directors (the “Board”) of NetApp, Inc. (the “Company”) previously approved, subject to stockholder approval, an amendment to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the share reserve by an additional 9,000,000 shares of common stock. The Company’s stockholders approved the amendment at the Annual Meeting of Stockholders of the NetApp, Inc. held on September 13, 2018 (the “Annual Meeting”). The foregoing is qualified in its entirety by reference to the full text of the 1999 Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Employee Stock Purchase Plan

The Board previously approved, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve by an additional 2,000,000 shares of common stock. The Company’s stockholders approved the amendment at the Annual Meeting. The foregoing is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following individuals to serve as members of the Board for the ensuing year or until their respective successors are duly elected and qualified. No members of the Board had continuing terms without election. Abstentions do not impact the outcome of the vote for director elections.

Nominee	Votes For	Votes Against	Abstentions	Broker Nonvotes*
T. Michael Nevens	136,396,877	76,584,000	52,695	21,675,060
Gerald Held	212,171,375	385,333	476,864	21,675,060
Kathryn M. Hill	211,615,856	1,377,048	40,668	21,675,060
Deborah L. Kerr	211,287,949	1,703,400	42,223	21,675,060
George Kurian	212,891,528	95,166	46,878	21,675,060
Scott F. Schenkel	212,882,762	98,003	52,807	21,675,060
George T. Shaheen	199,789,507	12,779,523	464,542	21,675,060
Richard P. Wallace	190,967,030	22,014,934	51,608	21,675,060

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve an amendment to the 1999 Plan to increase the share reserve by an additional 9,000,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
180,598,655	28,384,334	4,050,583	21,675,060

The proposal was approved.

2.	Proposal to approve an amendment to the Purchase Plan to increase the share reserve by an additional 2,000,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
212,682,173	317,206	34,193	21,675,060

The proposal was approved.

3.	Proposal to approve an advisory vote on Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
206,537,051	6,430,943	65,578	21,675,060

The proposal was approved.

4.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 26, 2019.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
230,756,586	3,882,084	69,962	0

The proposal was approved.

5.	Proposal to ratify the stockholder special meeting provisions in the Company’s bylaws.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
125,020,759	83,935,515	4,077,298	21,675,060

The proposal was approved.

*	Broker nonvotes do not affect the outcome of the vote.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	NetApp, Inc. 1999 Stock Option Plan (incorporated by reference to Appendix A to the Company’s proxy statement, dated August 1, 2018)

10.2	NetApp, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s proxy statement, dated August 1, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: September 19, 2018	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Secretary